Exhibit 99.1

Editorial Contacts:

Douglas Gruehl

Public Relations

LEGATO Systems, Inc.

650.210.7727

dgruehl@legato.com

Sandy O’Halloran

VP, Investor Relations

LEGATO Systems, Inc.

650.210.7481

sandyoh@legato.com

LEGATO Systems, Inc. Announces Second Quarter 2003 Results

Mountain View, CA, July 30, 2003—LEGATO Systems, Inc. (NASDAQ: LGTO), a worldwide leader in enterprise storage management software, today announced financial results for its second quarter of 2003.

Revenues for the second quarter 2003 were $76.6 million, an increase of 4% from the $74.0 million reported for the first quarter of 2003 and an increase of 24% from the $61.6 million reported for the second quarter of 2002.

Net loss, computed in accordance with generally accepted accounting principles (GAAP), for the second quarter of 2003 was $4.4 million, or $0.04 per share, as compared to a GAAP net loss of $2.6 million, or $0.02 per share, for the first quarter of 2003, and as compared to a GAAP net loss of $45.9 million, or $0.45 per share, for the second quarter of 2002. In the second quarter of 2003, we took a restructuring charge of $4.3 million due to severance-related costs as we eliminated approximately 90 positions during the quarter. The restructuring charge was partially offset by $0.8 million as a result of a sub-lease signed during the second quarter of 2003, which reduced our restructuring accrual for excess facilities. In the second quarter of 2002, we wrote off in-process research and development of $33.2 million in connection with our acquisition of OTG software.

GAAP net loss for the six months ended June 30, 2003 was $7.0 million, or $0.06 per share, as compared to a GAAP net loss of $92.6 million, or $0.96 per share, for the same period of 2002. In addition to the restructuring and in-process research and development charges noted above, we took a litigation settlement charge of $67.0 million in the first quarter 2002.

LEGATO reports net loss and basic and diluted net loss per share in accordance with GAAP and additionally on a non-GAAP basis, referred to as pro forma, which excludes the amortization of intangibles and certain non-recurring and other charges, such as litigation settlement charge, restructuring costs, write-off of in-process research and development, non-operating gains or losses, valuation allowance on deferred tax assets and other related income tax effects.

After excluding these charges, effects and items included in GAAP reporting, pro forma net income for the second quarter of 2003 was $1.8 million, or $0.02 per share, as compared to a pro forma net income of $0.1 million, or $0.00 per share, for the first quarter of 2003, and a pro forma net loss of $7.6 million, or $0.07 per share, for the second quarter of 2002. Pro forma net income for the six months ended June 30, 2003 was $1.9 million, or $0.02 per share, as compared to a pro forma net loss of $13.3 million, or $0.14 per share, for the same period in 2002.

As in prior periods, a reconciliation of GAAP net loss to the pro forma non-GAAP net income (loss) is included on the consolidated statements of operations attached. LEGATO believes pro forma reporting is a more accurate representation of the Company’s on-going economic performance, and therefore uses pro forma reporting internally to evaluate and manage the Company’s operations. LEGATO has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

Pending Acquisition of LEGATO by EMC

On July 8, 2003 EMC announced their intent to acquire LEGATO. EMC and LEGATO intend to file a proxy statement/prospectus with the U.S. Securities and Exchange Commission (the “SEC”). Investors and security holders of EMC and LEGATO are advised to read the proxy statement/prospectus when it becomes available, because it will contain important information about EMC, LEGATO and the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement/prospectus, when available, and other documents filed by EMC and LEGATO with the SEC at the SEC’s website at www.sec.gov. Free copies of the proxy statement/prospectus, when available, and each company’s other filings with the SEC also may be obtained from the respective companies. Free copies of EMC’s filings may be obtained by directing a request to EMC. You can request this information via the web at www.EMC.com/IR/request or by sending a written request to EMC Investor Relations, EMC Corporation, 176 South Street, Hopkinton, MA 01748. Free copies of LEGATO’s filings may be obtained by directing a request to LEGATO Investor Relations, LEGATO Systems, Inc., 2350 West El Camino Real, Mountain View, CA 94040. In addition, investors and security holders may access copies of the documents filed with the SEC by EMC on EMC’s website at www.emc.com, and investors and security holders may access copies of the documents filed with the SEC by LEGATO on LEGATO’s website at www.LEGATO.com.

About LEGATO

LEGATO Systems, Inc. (NASDAQ:LGTO) is a global provider of enterprise-class software solutions and services for Information Lifecycle Management (ILM)—helping organizations achieve business continuity, operational efficiency and regulatory compliance. LEGATO’s information protection, automated availability, and messaging and content management solutions are delivered through a worldwide network of strategic partnerships and alliances, as well as a direct sales force. The company’s corporate headquarters are located at 2350 West El Camino Real, Mountain View, CA 94040 (650) 210-7000, fax: (650) 210-7032, Web site: www.legato.com.

Information regarding products, services and offerings may be superseded by subsequent documents. For the latest information and specifications regarding LEGATO Systems, Inc. and any of its offerings or services, please contact your local sales office or the Corporate Headquarters.

LEGATO and the LEGATO logo are registered trademarks, and LEGATO NetWorker, NetWorker, SmartMedia, Co-StandbyServer, RepliStor, SnapShotServer, QuikStartz, AlphaStor, ClientPak, Xtender, XtenderSolutions, DiskXtender, ApplicationXtender, ArchiveXtender, EmailXtender, and EmailXaminer are trademarks or registered trademarks of LEGATO Systems, Inc. This is a nonexhaustive list of LEGATO trademarks, and other trademarks may be the property of their respective owners.

This press release contains forward-looking statements about projections or other forward looking statements regarding future events or the operations of LEGATO. We wish to caution you that such statements are just predictions and actual events or results may differ materially. Forward looking statements involve a number of risks and uncertainties. Please refer to the documents LEGATO Systems files from time to time with the Securities and Exchange Commission, specifically each company’s latest filed Form 10-K and Form 10-Q. These documents contain and identify important risk factors that could cause actual results to differ materially from those contained in this press release (including expectations as to 2003 results). The forward-looking statements in this press release reflect the Company’s beliefs and predictions as of July 30, 2003. The Company disclaims any obligation to update these forward-looking statements as a result of financial, business or any other developments occurring after July 30, 2003.

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LEGATO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended			Six Months Ended June 30,
	June 30, 2003	March 31, 2003	June 30, 2002
				2003	2002
Revenue:
Product	$34,845	$34,388	$30,629	$69,233	$59,379
Service and support	41,783	39,623	30,928	81,406	57,809

Total revenue	76,628	74,011	61,557	150,639	117,188

Cost of revenue:
Product	1,983	1,995	2,215	3,978	3,926
Service and support	11,941	11,587	11,325	23,528	21,920

Total cost of revenue	13,924	13,582	13,540	27,506	25,846

Gross profit	62,704	60,429	48,017	123,133	91,342

Operating expenses:
Sales and marketing	33,286	33,314	34,219	66,600	65,938
Research and development	18,616	18,510	18,252	37,126	32,772
General and administrative	8,014	8,154	9,606	16,168	16,675
Amortization of intangibles	2,695	2,695	2,166	5,390	3,598
Write-off of in-process research and development	—	—	33,200	—	33,200
Restructuring charges	3,543	—	—	3,543	—
Litigation settlement charge	—	—	—	—	67,000

Total operating expenses	66,154	62,673	97,443	128,827	219,183

Loss from operations	(3,450)	(2,244)	(49,426)	(5,694)	(127,841)
Interest and other income (expense), net	(536)	(361)	1,348	(897)	1,862

Loss before provision for (benefit from) income taxes	(3,986)	(2,605)	(48,078)	(6,591)	(125,979)
Provision for (benefit from) income taxes	411	—	(2,224)	411	(33,384)

Net loss	$(4,397)	$(2,605)	$(45,854)	$(7,002)	$(92,595)

Basic and diluted net loss per share	$(0.04)	$(0.02)	$(0.45)	$(0.06)	$(0.96)

Weighted average shares outstanding	117,011	116,173	102,643	116,595	96,540

Reconciliation of GAAP net loss to pro forma non-GAAP net income (loss):
GAAP net loss	$(4,397)	$(2,605)	$(45,854)	$(7,002)	$(92,595)
Amortization of intangibles (net of tax)	1,846	1,846	1,300	3,692	2,159
Write-off of in-process research and development	—	—	36,927	—	36,927
Litigation settlement charge (net of tax)	—	—	—	—	40,200
Restructuring charges (net of tax)	2,126	—	—	2,126	—
Change in valuation allowance to offset the net deferred tax assets	2,266	849	—	3,115	—

Pro forma non-GAAP net income (loss)	$1,841	$90	$(7,627)	$1,931	$(13,309)

Pro forma non-GAAP net income (loss) per share (basic)	$0.02	$0.00	$(0.07)	$0.02	$(0.14)

Pro forma non-GAAP net income (loss) per share (diluted)	$0.02	$0.00	$(0.07)	$0.02	$(0.14)

Weighted average shares (basic)	117,011	116,173	102,643	116,595	96,540

Weighted average shares (diluted)	121,599	119,289	102,643	120,447	96,540

The above pro forma non-GAAP information is based upon our unaudited consolidated statements of operations for the periods shown, with certain adjustments. This presentation is not in accordance with, or an alternative for, U.S. Generally Accepted Accounting Principles (GAAP) and may not be consistent with the presentation used by other companies. However, Leagato believes pro forma non-GAAP reporting is a more accurate representation of the Company's on-going economic performance and therefore uses pro forma non-GAAP reporting internally to evaluate and manage the company's operations. Legato has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

LEGATO SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash, cash equivalents and investments	$62,659	$54,726
Investments	9,315	15,318
Accounts receivables, net	42,752	51,501
Other current assets	9,707	7,487

Total current assets	124,433	129,032
Property and equipment, net	39,297	43,906
Intangible assets, net	25,196	30,586
Goodwill	270,709	270,709
Other assets	4,603	5,483

	$464,238	$479,716

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$13,495	$10,550
Accounts payable	11,224	12,294
Accrued liabilities	43,176	58,314
Deferred revenue	66,302	67,956

Total current liabilities	134,197	149,114
Deferred revenue—net of current portion	3,389	2,808

Total liabilities	137,586	151,922

Stockholders’ equity:
Common stock and capital in excess of par	631,882	627,067
Deferred stock compensation	(260)	(416)
Accumulated other comprehensive income	1,471	582
Accumulated deficit	(306,441)	(299,439)

Total stockholders’ equity	326,652	327,794

	$464,238	$479,716

LEGATO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2003	2002
Cash flows from operating activities:
Net loss	$(7,002)	$(92,595)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred taxes	—	(37,422)
Depreciation and amortization	14,572	12,193
Write-off of in-process research and development	—	33,200
Provision for doubtful accounts and sales returns	404	183
Stock compensation expense	424	289
Changes in operating assets and liabilities:
Accounts receivable	8,345	(161)
Other assets	(1,340)	1,100
Accounts payable	(1,070)	8,893
Accrued liabilities	(15,138)	(12,295)
Deferred revenue	(1,073)	2,346

Net cash used in operating activities	(1,878)	(84,269)

Cash flows from investing activities:
Purchases of available-for-sale securities	(57)	(16,053)
Maturities and sales of available-for-sale securities	6,436	72,775
Purchases of property and equipment	(4,573)	(10,503)
Purchase of OTG Software, net of cash assumed	—	(1,609)
Purchase of technology	—	(3,250)

Net cash used in investing activities	1,806	41,360

Cash flow from financing activities:
Proceeds from issuance of common stock	4,547	9,434
Borrowing against line of credit	28,115	—
Payment against line of credit	(25,170)	—

	7,492	9,434

Effect of exchange rate changes on cash and investments	513	(593)

Net change in cash and investments	7,933	(34,068)
Cash and cash equivalents at beginning of period	54,726	63,281

Cash and cash equivalents at end of period	$62,659	$29,213

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